Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 31, 2026, relating to the consolidated financial statements of Twenty One Capital, Inc. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the period from March 7, 2025 (inception) to December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

March 31, 2026